UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): October 29, 2007

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

_______________________________

Level 12, Sohu.com Internet Plaza

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On October 29, 2007, the registrant announced its unaudited financial results for the quarter ended September 30, 2007.  A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

This current report on 8-K contains forward-looking statements.  Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties.  We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

Potential risks and uncertainties include, but are not limited to, our historical and possible future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile telecom operators) and online games for its revenues. Further information regarding these and other risks is included in Sohu's annual report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and other filings with the Securities and Exchange Commission.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

99.1

Press Release dated October 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:

November 1, 2007

SOHU.COM INC.

By:

/s/ Carol Yu

_______________________________

Co-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October29, 2007

SOHU.COM REPORTS THIRD QUARTER 2007 UNAUDITED FINANCIAL RESULTS

Third Quarter 2007 Brand Advertising Revenues Reach US$29.8 million, Exceeding Guidance and Up 42% Year-on-Year;

Third Quarter 2007 Online Games Revenues Reach US$12.7 million, Up 473% Year-on-Year;
Third Quarter 2007 Total Revenues Reach US$51.5 million, Exceeding High End of Guidance by US$4.5 million, Up 46% Year-on-Year;
Third Quarter 2007 Non-GAAP Fully Diluted EPS of US$0.30, Exceeding High End of Guidance by 3 US Cents

BEIJING, CHINA, October 29, 2007 – Sohu.com Inc. (NASDAQ: SOHU), China's leading online media, communications, search, online gaming and mobile value-added services company, today reported unaudited financial results for the third quarter ended September 30, 2007.

Third Quarter Highlights

•

Record high total revenues and record high for each revenue category: brand advertising, advertising, and non-advertising revenues as well as non-GAAP net income. All such operating parameters exceed company guidance.

•

Brand advertising revenues of US$29.8 million, up 42% year-on-year and 12% quarter-on-quarter.

•

Advertising revenues of US$31.5 million, up 32% year-on-year and 11% quarter-on-quarter.

•

Online games revenues of US$12.7 million, up 473% year-on-year and 232% quarter-on-quarter. In-house developed massive multiplayer online role-playing game Tian Long Ba Bu (TLBB) solidified its success with revenue up 384% quarter-on-quarter to US$10.9 million.

•

Non-advertising revenues of US$20.0 million, up 74% year-on-year and 88% quarter-on-quarter.

•

Total revenues of US$51.5 million, up 46% year-on-year and 32% quarter-on-quarter, exceeding company guidance by US$4.5 million.

•

Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$11.7 million or US$0.30 per fully diluted share, exceeding company guidance by 3 US cents. Non-GAAP net income increased 37% year-on-year and 44% quarter-on-quarter.

•

GAAP net income of US$9.7 million or US$0.25 per fully diluted share. GAAP net income increased 47% year-on-year and 70% quarter-on-quarter.

•

Explanation of the Company's non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliations to Unaudited Condensed Consolidated Statements of Operations.”

Dr. Charles Zhang, Chairman and CEO of Sohu.com, stated, “I am very pleased to report another outstanding quarter with record total revenues and non-GAAP earnings. We have exceeded all of our guidance for each of our revenue categories as well as earnings.  This set of results are made possible only because of our focus on technology and our long-term vision, such as our investment in our first in-house developed online game Tian Long Ba Bu and our Beijing 2008 Olympics sponsorship. Our other technological initiatives, including Sohu 3.0 launched during late July, Sogou Pinyin, are all progressing well. Our unmatched reporting on the “One Year Countdown to Beijing 2008 Olympics” and successful rehearsal to “Olympic Torch Relay Cross Mount Everest” through on-site reporting at the 6178 meters high Yuzhu Mountain during the National Day Holiday, have further solidified our undisputed position as the “Portal of Choice for the Beijing Olympics”.”

Ms. Belinda Wang, Co-President and Chief Marketing Office of Sohu.com, said, “Fueled by the fast growth of China economy and continued migration of advertisers from offline to online, our brand advertising business continues to ride the tide of a robust market, especially with the Beijing 2008 Olympic Games now less than ten months away. In the third quarter, we delivered record high brand advertising revenue of $29.8 million, representing 42% year-on-year growth. For the first nine months of 2007, brand advertising revenue grew by 40% year-on-year, despite a challenging comparison to 2006 with the FIFA World Cup.”

Dr. Gong Yu, Chief Operating Officer of Sohu.com, added, “On the content side, with increased broadband penetration and continuous improvement of peer-to-peer streaming technology, online video content is now in even higher demand from Internet users. To expand our video services, we have launched a new “TV channel” through strategic partnerships with 49 television stations. Programs from these TV stations are now streamed on Sohu. Such TV clips are nicely integrated into our text-based content and have been well received by our users.”

Third Quarter Financial Results

Total revenues for third quarter ended September 30, 2007 were US$51.5 million, compared to revenues of US$39.0 million for second quarter ended June 30, 2007, and US$35.4 million for third quarter ended September 30, 2006.

Gross margin of 67% in third quarter of 2007 increased from 61% in the previous quarter and 64% in the same period of 2006. Non-GAAP gross margin was 67% in the third quarter of 2007, up from 62% in the previous quarter and 65% in the same period of 2006. The gross margin expansion was primarily due to the contribution from TLBB.

Net income for third quarter of 2007 was US$9.7 million or US$0.25 per fully diluted share. Non-GAAP net income for third quarter of 2007 was US$11.7 million or US$0.30 per fully diluted share. This compares to non-GAAP net income of US$8.1 million or US$0.21 per fully diluted share for second quarter of 2007 and US$8.5 million or US$0.22 per fully diluted share for third quarter of 2006.

Advertising revenues for third quarter of 2007 totaled US$31.5 million, an 11% quarter-on-quarter increase and a 32% year-on-year increase. Advertising revenues, consisting of US$29.8 million in brand advertising and US$1.7 million in sponsored search, accounted for 61% of total revenues in the third quarter of 2007.  Brand advertising revenues for third quarter of 2007 increased 12% quarter-on-quarter and 42% year-on-year.  Sponsored search revenues for third quarter of 2007 were flat quarter-on-quarter and decreased 39% year-on-year.  Advertising gross margin for third quarter of 2007 was 63%, up from 62% for the previous quarter and down from 69% in the third quarter of 2006. Non-GAAP advertising gross margin for third quarter of 2007 was 64%, flat with the previous quarter and down from 71% in the third quarter of 2006. The year-on-year decrease was mainly due to increased content costs, bandwidth and server depreciation expenses.

For the third quarter of 2007, Sohu's non-advertising revenues, which are derived mainly from online games and wireless value-added services, were US$20.0 million, representing 39% of total revenues. Online games revenues for third quarter of 2007 increased 232% quarter-on-quarter and 473% year-on-year. Wireless revenue increased 4% quarter-on-quarter and decreased 23% year-on-year. Non-advertising gross margin was 72%, compared to 56% in the previous quarter and 54% in third quarter of 2006. Non-GAAP non-advertising gross margin was 72%, compared to 56% in the previous quarter and 54% in third quarter of 2006. Those increases were due to the contribution from TLBB.

For third quarter of 2007, Sohu's operating expenses totaled US$25.6 million. Non-GAAP operating expenses totaled US$23.9 million, an increase of 43% from the previous quarter and up 58% year-on-year. The increase was primarily due to continued investment in product development and Sohu branding, marketing expenses for TLBB and Sohu 3.0, as well as an increase in bonuses to reward employees for their contribution to good results.

In third quarter 2007, Sohu disposed its equity interest in an associated company, resulted in a gain of $0.6 million.

As of September 30, 2007, subsequent to the redemption of its zero coupon convertible senior notes of $58.5 million in July 2007, Sohu's balance of cash, cash equivalents and investments in marketable debt securities remained at a comfortable level of US$76.9 million, compared to US$113.1 million and US$129.7 million as of June 30, 2007 and December 31, 2006, respectively.

Ms. Carol Yu, Co-President and CFO of Sohu.com, commented, “Management’s focus on technology and long-term vision over the last few years have started to pay off.  Investments in our in-house developed game, Tian Long Ba Bu, our Olympic sponsorship and our stock repurchase programs (under which we repurchased 2.9 million shares since 2004, at an average price of US$18.2) have now been proven to be decisions that contribute to the long-term benefit of the company and to the enhancement of shareholder value.”

Business Outlook

Sohu estimates total revenues for the fourth quarter 2007 to be between US$53.5million to US$55.5 million, with advertising revenues of US$31 million to US$32 million and non-advertising revenues of US$22.5 million to US$23.5 million. Sohu estimates brand advertising revenues for the fourth quarter of 2007 to be between US$29.5 million to US$30.5 million.

Sohu estimates non-GAAP fully diluted earnings per share for the fourth quarter of 2007 to be between US$0.33 and US$0.35.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the fourth quarter of 2007 to be between US$1.8 million and US$1.9 million. The estimated impact of this expense is expected to reduce Sohu's fully diluted earnings per share for the fourth quarter of 2007, under US GAAP, by US$0.05.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu's management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu's management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu's current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu's unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu's income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In those quarters prior to April 1, 2007, most of costs and expenses for the game department were related to product development and research. Accordingly, Sohu recorded all such costs and expenses in product development expenses in its statements of operations. Beginning April 1, 2007, in order to better present operation results to enhance comparability with industry peers, Sohu reclassified expenses in related to game operations, mainly salary and benefits of game masters, from product development expense to cost of online game revenues. To conform with current period presentations, the relevant amounts for prior periods have been reclassified. Such reclassification amounted to US$296,000 for the three months ended September 30, 2006, and amounted to US$938,000 for the nine months ended September 30, 2006.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu's next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People's Republic of China, fluctuations in Sohu's quarterly operating results, Sohu's historical and possible future losses and limited operating history, and the company's reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu's annual report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu's management team will host a conference call today at 8:00 PM ET, October 29, 2007 (or 8:00 AM, October 30, 2007 Beijing/Hong Kong time).  To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1-800-867-0448
International: 1-303-262-2141

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1-800-405-2236
International: 1-303-590-3000
PASSCODE: 11099353#

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China's premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The company operates two massive multi-player online role-playing games, namely Tian Long Ba Bu and Blade Online, and a casual game platform. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China's Internet pioneers, is in its eleventh year of operation.

Sohu.com Contact Information
Erin Sheng
Manager
Investor Relations and Corporate Communications
Tel: +86 10 6272 6596
E-mail: ir@contact.sohu.com
http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2007	Jun. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006
Revenues:
Advertising
Brand advertising	$29,781	$26,632	$21,024	$79,940	$57,003
Sponsored search	1,745	1,747	2,852	5,578	9,828
Subtotal of advertising revenues	31,526	28,379	23,876	85,518	66,831
Non-advertising
Online game	12,693	3,825	2,214	18,135	6,421
Wireless	6,832	6,588	8,839	18,996	25,842
Others	467	196	469	943	792
Subtotal of non-advertising revenues	19,992	10,609	11,522	38,074	33,055
Total revenues	51,518	38,988	35,398	123,592	99,886

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $382, $415, $403, $1,209 and $1,006, respectively)	10,253	9,287	6,181	27,684	16,122
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $9, $22, $24, $50 and $68, respectively)	1,330	1,383	1,221	4,291	3,560
Subtotal of advertising cost of revenues	11,583	10,670	7,402	31,975	19,682
Non-advertising
Online game (includes stock-based compensation expense under SFAS 123 (R) of $3, $15, $19, $34 and $56, respectively)	2,078	1,401	1,006	4,348	3,041
Wireless	3,311	3,175	4,104	9,096	12,380
Others (includes share-based compensation expense under SFAS 123(R) of $2, $4, $5, $10 and $15, respectively)	178	132	200	409	425
Subtotal of non-advertising cost of revenues	5,567	4,708	5,310	13,853	15,846
Total cost of revenues	17,150	15,378	12,712	45,828	35,528

Gross profit	34,368	23,610	22,686	77,764	64,358

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $672, $741, $476, $2,193 and $1,301, respectively)	6,875	5,494	4,741	17,048	12,959
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $337, $438, $445, $1,222 and $1,191, respectively)	13,573	9,457	7,236	30,320	20,643
General and administrative (includes share-based compensation expense under SFAS 123(R) of $616, $761, $563, $2,183 and $1,300, respectively)	4,900	3,414	4,094	11,672	10,369
Amortization of intangibles	202	310	509	891	1,527
Total operating expenses	25,550	18,675	16,580	59,931	45,498

Operating profit	8,818	4,935	6,106	17,833	18,860

Other income (expense)	575	(120)	(78)	335	565
Interest income	608	1,057	951	2,434	2,267
Income before income tax expense	10,001	5,872	6,979	20,602	21,692
Income tax expense	(322)	(163)	(351)	(767)	(1,097)
Income from continuing operations	9,679	5,709	6,628	19,835	20,595

Minority interests	12	18	-	42	-
Net income from continuing operations	9,691	5,727	6,628	19,877	20,595

Loss from discontinued E-commerce operations	(5)	(20)	(27)	(18)	(784)
Net Income	$9,686	$5,707	$6,601	$19,859	$19,811

Basic net income per share	$0.26	$0.15	$0.18	$0.54	$0.54

Shares used in computing basic net income per share	37,307	36,903	36,640	36,979	36,783

Diluted net income per share	$0.25	$0.15	$0.17	$0.52	$0.52

Shares used in computing diluted net income per share	38,516	39,130	38,787	38,879	39,214

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	As of Sep. 30, 2007	As of Dec. 31, 2006
	(Unaudited)	(Audited)
ASSETS
Cash, cash equivalents and investments in
marketable debt securities	$76,890	$129,698
Accounts receivable, net	34,858	23,825
Prepaid and other current assets	8,450	5,961
Fixed assets, net	61,772	21,453
Goodwill	55,537	54,986
Intangible assets, net	7,475	8,360
Restricted cash	4,281	4,774
Other assets, net	2,584	4,534
	$251,847	$253,591

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$55,489	$37,795
Zero coupon convertible senior notes	1,256	59,780
Total liabilities	56,745	97,575

Minority interests	12	53

Shareholders' equity	195,090	155,963
	$251,847	$253,591

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Sep. 30, 2007				Three Months Ended Jun. 30, 2007				Three Months Ended Sep. 30, 2006
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Advertising revenues	$31,526	$-		$31,526	$28,379	$-		$28,379	$23,876	$-		$23,876
Less: Cost of advertising revenues	11,583	(391)	(a)	11,192	10,670	(437)	(a)	10,233	7,402	(427)	(a)	6,975
Advertising gross profit	$19,943	$391		$20,334	$17,709	$437		$18,146	$16,474	$427		$16,901
Advertising gross margin	63%			64%	62%			64%	69%			71%

Non-advertising revenues	$19,992	$-		$19,992	$10,609	$-		$10,609	$11,522	$-		$11,522
Less: Cost of non-advertising revenues	5,567	(5)	(a)	5,562	4,708	(19)	(a)	4,689	5,310	(24)	(a)	5,286
Non-advertising gross profit	$14,425	$5		$14,430	$5,901	$19		$5,920	$6,212	$24		$6,236
Non-advertising gross margin	72%			72%	56%			56%	54%			54%

Total revenues	$51,518	$-		$51,518	$38,988	$-		$38,988	$35,398	$-		$35,398
Less: Total cost of revenues	17,150	(396)	(a)	16,754	15,378	(456)	(a)	14,922	12,712	(451)	(a)	12,261
Gross profit	$34,368	$396		$34,764	$23,610	$456		$24,066	$22,686	$451		$23,137
Gross margin	67%			67%	61%			62%	64%			65%

Operating expenses	$25,550	$(1,625)	(a) $	23,925	$18,675	$(1,940)	(a) $	16,735	$16,580	$(1,484)	(a)$	15,096
Net income	$9,686	$2,021		$11,707	$5,707	$2,396		$8,103	$6,601	$1,935		$8,536
Diluted net income per share	$0.25			$0.30	$0.15			$0.21	$0.17			$0.22
Shares used in computing diluted net income per share	38,516			38,882	39,130			39,675	38,787			39,370

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Nine Months Ended Sep. 30, 2007				Nine Months Ended Sep. 30, 2006
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Advertising revenues	$85,518	$-		$85,518	$66,831	$-		$66,831
Less: Cost of advertising revenues	31,975	(1,259)	(a)	30,716	19,682	(1,074)	(a)	18,608
Advertising gross profit	$53,543	$1,259		$54,802	$47,149	$1,074		$48,223
Advertising gross margin	63%			64%	71%			72%

Non-advertising revenues	$38,074	$-		$38,074	$33,055	$-		$33,055
Less: Cost of non-advertising revenues	13,853	(44)	(a)	13,809	15,846	(71)	(a)	15,775
Non-advertising gross profit	$24,221	$44		$24,265	$17,209	$71		$17,280
Non-advertising gross margin	64%			64%	52%			52%

Total revenues	$123,592	$-		$123,592	$99,886	$-		$99,886
Less: Total cost of revenues	45,828	(1,303)	(a)	44,525	35,528	(1,145)	(a)	34,383
Gross profit	$77,764	$1,303		$79,067	$64,358	$1,145		$65,503
Gross margin	63%			64%	64%			66%

Operating expenses	$59,931	$(5,598)	(a) $	54,333	$45,498	$(3,792)	(a) $	41,706
Net income	$19,859	$6,901		$26,760	$19,811	$4,937		$24,748
Diluted net income per share	$0.52			$0.69	$0.52			$0.64
Shares used in computing diluted net income per share	38,879			39,381	39,214			39,511

Note: (a) To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).